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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 333-17485, 333-30933, 333-17487, 333-41535, 333-27279, 333-23249, 333-27281,
333-41537, 333-48777, 333-76261, 333-33442, 333-33934, 333-58056, 333-101973,
333-113705, 333-142475 and 333-142473 on Form S-8, and Registration Statement No. 333-24291 on Form S-3 of our reports dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of Tenneco Inc. and consolidated subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company's adoption of the measurement date provisions of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No 87, 88, 106, and 132(R)" on January 1, 2007 and the Company's adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" on January 1, 2006 and the Company's adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106 and 132(R)" on December 31, 2006) and Tenneco's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Tenneco Inc. for the year ended December 31, 2007.

DELOITTE & TOUCHE, LLP

Chicago, Illinois
February 29, 2008